UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 13, 2017

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Section 5 – Corporate Governance and Management

Item 5.02. Election of Director.

On June 13, 2017, the Board of Directors (the “Board”) of Mattel, Inc. (“Mattel” or the “Company”) elected Ynon Kreiz as a new director of Mattel and approved an increase in the size of the Board from 11 to 12 directors, in each case effective immediately. In accordance with Mattel’s director compensation program, Mr. Kreiz will be entitled to a cash retainer of $91,667 and a grant of restricted stock units valued at $128,333 (based on the closing price of Mattel’s common stock on the grant date of June 13, 2017), which represents a pro-ration of the annual director compensation based on the number of months (including partial months) he will serve from June 2017 to the date of Mattel’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).

Mr. Kreiz, 52, served as Chief Executive Officer of Maker Studios, Inc. (“Maker Studios”), the global leader in online short-form video and the largest content network on YouTube, from May 2013 to January 2015 and served as Chairman of its Board from June 2012 to May 2014. Before joining Maker Studios, from June 2008 to June 2011, Mr. Kreiz was Chairman and Chief Executive Officer of Endemol Group, the world’s largest independent television production company. Prior to Endemol Group, Mr. Kreiz served as a General Partner at Balderton Capital (formerly Benchmark Capital Europe) and was co-founder, Chairman and Chief Executive Officer of Fox Kids Europe N.V., a leading pay-TV channel in Europe and the Middle East. Mr. Kreiz currently serves on the Board of Advisors of UCLA’s Anderson School of Management and has served as a director of Warner Music Group Corp. and a member of its audit committee since April 2016.

Mr. Kreiz has not yet been named to a committee of the Board of Directors.

There are no transactions between Mr. Kreiz and Mattel that would be reportable under Item 404(a) of Regulation S-K.

Item 5.02. Departure of Directors.

On June 13, 2017, Christopher A. Sinclair, the Executive Chairman of the Board and former Chief Executive Officer of Mattel, announced that he intends to retire from the Board at the end of his current term. Accordingly, Mr. Sinclair, a Mattel director since 1996, will not stand for re-election as a director at Mattel’s 2018 Annual Meeting. In addition, Dr. Frances D. Fergusson, who has served as a director since 2006, will have reached Mattel’s mandatory retirement age at the time of the 2018 Annual Meeting, and accordingly will not stand for re-election to the Board.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On June 13, 2017, Mattel issued a press release regarding the election of Mr. Kreiz, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01 Other Events.

On June 14, 2017, Mattel announced that the Company’s Board of Directors has declared a quarterly dividend of $0.15 per share on the Company’s common stock, to be paid on September 15, 2017 to stockholders of record on August 23, 2017.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

99.1**	Press release dated June 13, 2017, announcing the election of Ynon Kreiz to the Board of Directors of Mattel.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: June 14, 2017	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1**	Press release dated June 13, 2017, announcing the election of Ynon Kreiz to the Board of Directors of Mattel.

**	Furnished herewith